SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 17, 2003

MDSI Mobile Data Solutions Inc. (Translation of registrant’s name into English)

Canada (Jurisdiction of Incorporation)	000-28968 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

10271 Shellbridge Way Richmond, British Columbia Canada V6X 2W8 (Address and zip code of principal executive offices)

Registrant’s Telephone Number, including Area Code:  (604) 207-6000

Not Applicable
(Former name or address, if changed since last report)

ITEM 9.   Regulation FD Disclosure

On November 17, 2003, MDSI Mobile Data Solutions Inc. (the “Registrant”) announced that it had concluded, in consultation with its auditors, that to appropriately reflect the nature of certain work performed, primarily under one major contract, the Registrant will reallocate certain amounts from software and services revenue to maintenance and support revenue and defer recognition of such amounts to future reporting periods. As a consequence, the Registrant has determined that it will restate its consolidated financial statements for the first two quarters of 2003, the last two quarters of 2002 and the full fiscal year 2002. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 12.   Results of Operations and Financial Condition

The following information is intended to be furnished under Item 12 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On November 17, 2003, the Registrant issued a press release announcing that it will restate its consolidated financial statements for the first two quarters of 2003, the last two quarters of 2002 and the full fiscal year 2002 to reallocate certain amounts from software and services revenue to maintenance and support revenue and defer recognition of such amounts to future reporting periods. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

MDSI Mobile Data Solutions Inc.

Date: November 17, 2003	/s/ Verne Pecho Verne Pecho, Vice President - Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 17, 2003